TRANSFER AND ASSIGNMENT AGREEMENT



                                 by and between




                         WESTERN FIDELITY FUNDING, INC.,
                                   as Seller,



                                       and


                         WESTERN FIDELITY FINANCE, INC.,
                                  as Purchaser



              -----------------------------------------------------


                          Dated as of December 30, 1996


              -----------------------------------------------------

              -----------------------------------------------------
                                TABLE OF CONTENTS
              -----------------------------------------------------


                                                                            Page
                                                                            ----
                                    ARTICLE I

CERTAIN DEFINITIONS..........................................................  1

                                   ARTICLE II

                        PURCHASE AND SALE OF RECEIVABLES

Section 2.01.   Assignment and Acquisition of Receivables....................  2
Section 2.02.   The Closing..................................................  4
Section 2.03.   The Funding Events...........................................  4

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

Section 3.01.    Representations and Warranties of the Purchaser.............  4
Section 3.02.    Representations and Warranties of the Seller................  5

                                   ARTICLE IV

                                   CONDITIONS

Section 4.01.   Conditions to Obligation of the Purchaser.................... 15
Section 4.02.   Conditions to Obligation of the Seller....................... 17

                                    ARTICLE V

                             COVENANTS OF THE SELLER

Section 5.01.   Protection of Right, Title and Interest...................... 18
Section 5.02.   Other Liens or Interests..................................... 18
Section 5.03.   Principal Executive Office................................... 18
Section 5.04.   Pledge of Proceeds........................................... 18
Section 5.05.   Costs and Expenses........................................... 19
Section 5.06.   No Waiver.................................................... 19
Section 5.07.   Location of Servicer Files................................... 19
Section 5.08.   Notice to Obligors........................................... 19
Section 5.09.   Sale of Receivables.......................................... 19

Section 5.10.   Seller's Records............................................. 19
Section 5.11.   [Reserved]................................................... 19
Section 5.12.   Cooperation by Seller........................................ 19

                                   ARTICLE VI

[RESERVED]................................................................... 20

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

Section 7.01.   Obligations of Seller........................................ 20
Section 7.02.   Repurchase Events............................................ 20
Section 7.03.   Purchaser's Assignment of Repurchased Receivables............ 21
Section 7.04.   Subsequent Conveyance........................................ 21
Section 7.05.   Amendment.................................................... 21
Section 7.06.   Waivers...................................................... 21
Section 7.07.   Notices...................................................... 22
Section 7.08.   Costs and Expenses........................................... 22
Section 7.09.   Representations.............................................. 22
Section 7.10.   Confidential Information..................................... 22
Section 7.11.   Headings and Cross-References................................ 22
Section 7.12.   Governing Law................................................ 22
Section 7.13.   Counterparts................................................. 22
Section 7.14.   No Bankruptcy Petition Against the Purchaser................. 22
Section 7.15.   Third Party Beneficiaries.................................... 23

EXHIBIT A-      ASSIGNMENT...................................................A-1
EXHIBIT B-      SCHEDULE OF RECEIVABLES .................................... B-1
EXHIBIT C-      [Reserved].................................................. C-1
EXHIBIT D-      FORM OF NOTICE TO OBLIGORS ................................. D-1
EXHIBIT E-      FORM OF CERTIFICATE OF DELIVERY............................. E-1
EXHIBIT F-      FORM OF DEALER AGREEMENT.....................................F-1
EXHIBIT G-      SCHEDULE OF POTENTIAL SUBSEQUENT RECEIVABLES.................G-1

                        TRANSFER AND ASSIGNMENT AGREEMENT


     This Transfer and Assignment Agreement is made as of this 30th day of December 1996, by and between Western Fidelity Funding, Inc., a Colorado corporation ("Western Fidelity" or the "Seller"), having its principal place of business at 4704 Harlan Street, Suite 260, Denver, Colorado 80212 and Western Fidelity Finance, Inc., a Delaware corporation (the "Purchaser"), having its principal place of business at 4704 Harlan Street, Suite 260, Denver, Colorado 80212.

     WHEREAS, the Seller has originated or acquired in the ordinary course of business, certain Receivables, each secured by a security interest granted by the related Obligors in the Financed Vehicles financed thereby; and

     WHEREAS, the Seller and the Purchaser wish to set forth the terms and provisions pursuant to which the Receivables and the security interests of the Seller in the Financed Vehicles relating thereto are to be absolutely assigned by the Seller to the Purchaser, which Receivables and other assets will then be conveyed by the Purchaser, pursuant to the terms of that certain Pooling and Servicing Agreement dated as of December 30, 1996 (the "Pooling Agreement") by and between the Purchaser, as depositor, and Texas Commerce Bank National Association, as trustee (the "Trustee"), to the Trustee on behalf of the Trust for the benefit of the Certificateholders.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

     Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Pooling Agreement. As used in this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms):

     "Agreement" or "Transfer and Assignment Agreement" shall mean this Transfer and Assignment Agreement and all amendments and restatements hereof and supplements hereto.

     "Assignment" shall mean the document of assignment substantially in the form attached to this Agreement as Exhibit A.

     "Custodian File" shall have the meaning set forth in Section 4.01(d) hereof.

     "Eligible Receivable" means a Receivable which meets the requirements and specifications set forth in Section 3.02(b) hereof.

     "Knowledge" means, with respect to the Seller or the Purchaser, as the case may be, the actual knowledge of an Authorized Officer of such Person.

     "Pooling Agreement" shall mean the Pooling and Servicing Agreement dated as of December 30, 1996 by and between the Purchaser, as depositor, and the Trustee, as trustee, and all amendments and supplements thereto and restatements thereof.

     "Purchaser"  shall  mean  Western  Fidelity   Finance,   Inc.,  a  Delaware
corporation, its successors and assigns.

     "Repurchase Event" shall mean the obligation of the Seller to repurchase a Receivable upon the occurrence of certain events as specified in Section 7.02.

     "Seller" shall mean Western Fidelity Funding, Inc., a Colorado corporation, its successors and assigns.

     "Seller Conveyed Property" shall have the meaning set forth in Section 2.01(a) hereof.

                                   ARTICLE II

                        PURCHASE AND SALE OF RECEIVABLES

     Section 2.01. Assignment and Acquisition of Receivables. On the Closing and on each Funding Date, subject to the terms and conditions of this Agreement, the Seller agrees to absolutely assign to the Purchaser, and the Purchaser agrees to acquire from the Seller, Eligible Receivables and the other Seller Conveyed Property relating thereto.

          (a) Initial Assignment of Receivables and Seller Conveyed Property. On the Closing Date and simultaneously with the transactions pursuant to the Pooling Agreement, the Seller shall contribute, absolutely assign and otherwise convey to the Purchaser, without recourse except as set forth herein, a 100% interest in (i) all right, title and interest of the Seller in and to the Initial Receivables, and all moneys received thereon, on and after the related Cutoff Date (except for interest accrued and actually received from such Cutoff Date through the Closing Date, which shall be withdrawn from the Revenue Fund, to the extent contained therein, and paid to the Seller); (ii) the security interest of the Seller in the Financed Vehicles granted by the Obligors pursuant to the Initial Receivables and the certificates of title to such Financed Vehicles; (iii) the interest of the Seller in any proceeds from claims on any physical damage, credit life or other insurance policies covering the Financed Vehicles or the Obligors from such Cutoff Date; (iv) any property (including the right to receive future Liquidation Proceeds) that shall secure an Initial Receivable; (v) all right, title and interest of the Seller in and to any recourse against any Dealer pursuant to the applicable Dealer Agreement (a copy of the form of which is attached hereto as Exhibit F); (vi) Contracts evidencing the Initial Receivables; and (vii) the proceeds of any and all of the foregoing. (All of the property identified in this subsection (a) and the following subsection (c) shall constitute the "Seller Conveyed Property.")

          (b) Consideration. In consideration of the Receivables and the Seller Conveyed Property defined in Section 2.01(a), the Seller shall, on the Closing Date, receive 1,000 shares, par value $.01 per share, of common stock of the Purchaser.

          (c) Assignment of Subsequent Receivables and Seller Conveyed Property. On each Funding Date, the Seller shall contribute, absolutely assign and otherwise convey to the Purchaser, without recourse except as set forth herein, a 100% interest in (i) all right, title and interest of the Seller in and to the Subsequent Receivables identified on a Schedule of Receivables delivered on such Funding Date, and all moneys received thereon, with respect to the Receivables, on and after the respective Cutoff Date through the Funding Date (except for interest accrued and actually received from the related Cutoff Date, which shall be withdrawn from the Revenue Fund, to the extent contained therein, and paid to the Seller); (ii) the security interest of the Seller in the Financed Vehicles granted by the Obligors pursuant to such Subsequent Receivables and title to such Financed Vehicles and the certificate of title to such Financed Vehicles; (iii) the interest of the Seller in any proceeds from claims on any physical damage, credit life, or other insurance policies covering such Financed Vehicles or such Obligors from the related Cutoff Date; (iv) any property (including the right to receive future Liquidation Proceeds) that shall secure a Subsequent Receivable; (v) all right, title and interest of the Seller in and to any recourse against any Dealer pursuant to the applicable Dealer Agreement; (vi) the Contracts evidencing the Subsequent Receivables; and (vii) the proceeds of any and all of the foregoing; provided, however, that Subsequent Receivables may not be acquired by the Purchaser and Granted to the Depositor if the effect of the acquisition would be to (i) reduce the weighted average annual percentage rate of the overall Receivables pool to less than 20.00% or (ii) increase the weighted average remaining term to maturity of the Receivables pool to greater than 60 months. The Receivables that will constitute Subsequent Receivables (assuming all conditions thereto are satisfied) shall be identified on a schedule of Receivables substantially in the form of Exhibit G on the Closing Date.

          (d) Receivables Purchase Price. In consideration of the Receivables and other Seller Conveyed Property described in Section 2.01(c), the Purchaser shall, on each Funding Date, pay or cause to be paid to the Seller the Receivables Purchase Price with respect to Receivables purchased from the Seller on such date in the form of cash by federal wire transfer (same day) funds.

          (e) Absolute Assignment. It is the intention of the Seller and the Purchaser that each contribution, assignment, transfer and conveyance hereunder constitute an absolute assignment of the Seller Conveyed Property from the Seller to the Purchaser. If, notwithstanding the express intention of the parties, this Agreement is deemed not to constitute a sale, conveyance and assignment of the Seller Conveyed Property from the Seller to the Purchaser, this Agreement shall be deemed to be a security agreement within the meaning of Article 8 and Article 9 of the Uniform Commercial Code as in effect in the State of Colorado, and the conveyance provided for in this Section 2.01 shall be deemed to be a grant by the Seller to the Purchaser of a valid perfected first priority security interest in all of the Seller's right, title and interest in and to the Seller Conveyed Property.

          (f) No Transfer or Assumption of Liabilities. In no event shall the Seller be deemed to have transferred, nor the Purchaser to have assumed, any obligations or liabilities of any kind or nature arising from or in connection with any of the Seller Conveyed Property.

     Section 2.02. The Closing. The absolute assignment and purchase of the Initial Receivables shall take place at a closing (the "Closing") at the offices of Kutak Rock, 717 17th Street, Suite 2900, Denver, Colorado 80202 on the
Closing Date, simultaneously with the closing under the Pooling Agreement pursuant to which (a) the Purchaser will convey all of its right, title and interest in and to the Receivables and other Seller Conveyed Property to the Trustee on behalf of the Trust for the benefit of the Certificateholders, and
(b) the Certificates will be issued.

     Section 2.03. The Funding Events. The absolute assignment and purchase of the Subsequent Receivables on each Funding Date shall take place at the offices of the Trustee or such other location as the Purchaser and the Seller may reasonably agree.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     Section 3.01. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller as of the Closing Date and each Funding Date:

          (a) Organization, Etc. The Purchaser is a corporation duly organized under the laws of the State of Delaware and is validly existing under the laws of the State of Delaware and has full power and authority to execute and deliver this Agreement and to perform the terms and provisions hereof.

          (b) Due Authorization. The execution, delivery and performance by the Purchaser of this Agreement have been duly authorized by all necessary corporate action, do not require any approval or consent of any governmental agency or authority, do not and will not conflict with any material provision of its certificate of incorporation or bylaws, and do not and will not conflict with or result in a breach which would constitute a material default under any agreement for borrowed money binding upon or applicable to it or such of its property which is material to it, or, to the Purchaser's Knowledge, any law or governmental regulation or court decree applicable to it or such material property, and this Agreement is the legal, valid and binding obligation of the Purchaser enforceable in accordance with its terms except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equity principles.

          (c) No Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is presently pending, or to the knowledge of the Purchaser threatened, against the Purchaser or its properties or with respect to this Agreement, which, if adversely determined would, in the opinion of the Purchaser, have a material adverse effect on the transactions contemplated by this Agreement.

          (d) Business Purpose. The Purchaser will acquire the Receivables for a bona fide business purpose and has undertaken the transactions contemplated herein as principal rather than as agent for the Seller or any other person.

          (e) Purchaser's Records. This Agreement and all related documents describe the assignment of the Receivables and the other Seller Conveyed Property to the Purchaser as a purchase by the Purchaser from the Seller and evidence the clear intention by the Purchaser to effectuate a purchase of such Receivables and the other Seller Conveyed Property. The financial statements and tax returns of the Purchaser will disclose that, under generally accepted accounting principles or for tax purposes, respectively, the Purchaser acquired ownership of the Receivables and the other Seller Conveyed Property.

     Section 3.02. Representations and Warranties of the Seller.

          (a) The Seller, severally, hereby represents and warrants to the Purchaser and its successors and assigns as of the Closing Date and each Funding Date:

               (i) Organization, Etc. The Seller is a corporation duly organized under the laws of the State of Colorado and is validly existing and in good standing under the laws of the State of Colorado; the Seller has full power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and had at all relevant times, and has the power, authority and legal right to acquire, own and assign the Receivables and the other Seller Conveyed Property acquired, owned and assigned hereunder by the Seller.

               (ii) Due Qualification. The Seller is duly qualified to do business as a corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

               (iii) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the property sold and assigned to the Purchaser and has duly authorized such sale and assignment to the Purchaser by all necessary corporate or other action; the execution, delivery, and performance of this Agreement have been duly authorized by the Seller by all necessary corporate or other action, and this Agreement is the legal, valid and binding obligation of the Seller enforceable in accordance with its terms except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equity principles.

               (iv) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under the articles of incorporation or bylaws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); nor violate any law or, to Seller's Knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties.

               (v) No Proceedings. To the Seller's Knowledge, there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties:
          (A) asserting the invalidity of this Agreement; (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement; or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

               (vi) No Consents, Approvals. Neither the execution nor the delivery by the Seller of this Agreement, or the performance of the Seller's obligations hereunder, require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any governmental authority or agency under any existing federal or state law governing the Seller, except such as have been previously obtained, made or taken.

               (vii) No Unpaid Taxes. All tax returns required to be filed by the Seller in any jurisdiction have been filed, and all taxes, assessments, fees and other governmental charges upon it or any subsidiary or upon any of their respective properties, income or franchises, shown to be due and payable on such returns have been paid. To the Seller's Knowledge, all such tax returns were true and correct when filed and neither it nor any subsidiary knows of any proposed additional tax assessment against it in any material amount or of any basis therefor.

               (viii) Adequate Provisions for Taxes. The provisions for taxes on
          the  Seller's  books  are  in  accordance   with  generally   accepted
          accounting principles in effect as of the date hereof.

               (ix) Pension/Profit Sharing Plans. No contribution failure has occurred with respect to any pension or profit sharing plan of the Seller, and all such plans have been fully funded as of the date of this Agreement.

               (x) Trade Names. "Western Fidelity Funding, Inc." is the only trade name under which the Seller is currently operating its business. For the six (6) years (or such shorter period of time during which the Seller was in existence) preceding the Closing Date, the Seller operated its business under the trade name "Western Fidelity Funding, Inc."

               (xi) Ability to Perform. There has been no material impairment in the ability of the Seller to perform its obligations under this Agreement.

               (xii) Valid Business Reasons; No Fraudulent Transfers. The Seller has valid business reasons for assigning the Receivables and the other Seller Conveyed Property, rather than obtaining a secured loan with the Receivables and the other Seller Conveyed Property as collateral. At the time of the transfer: (A) the Seller assigned the Receivables and the other Seller Conveyed Property to the Purchaser without any intent to hinder, delay, or defraud any current or future creditor of the Seller; (B) the Seller was not insolvent and did not become insolvent as a result of the transfer; (C) the Seller was not engaged and was not about to engage in any business or transaction for which any property remaining with the Seller was an unreasonably small capital or for which the remaining assets of such Seller were unreasonably small in relation to the business of the Seller or the transaction; (D) the Seller did not intend to incur, and did not believe or reasonably should not have believed that it would incur, debts beyond its ability to pay as they become due; and (E) the consideration paid by the Purchaser to the Seller for the Subsequent Receivables absolutely assigned by the Seller hereunder was equivalent to a fair market value of the Receivables under the circumstances of the transaction, including but not limited to, timing of such sale.

               (xiii) Principal Executive Office. Since its inception, the Seller, has maintained, and, from the date of this Agreement, shall maintain, its principal executive office in the State of Colorado, and there has been no other state in which the Seller's principal executive office was located during the four (4) months preceding the Closing Date.

               (xiv) No Omission or Misstatement. Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement by the Seller, or in connection with the transactions contemplated hereby, contains any untrue statement of fact or omits to state a fact necessary to make the statements contained herein or therein not misleading in so far as the same relates to the Seller. The Seller has good and marketable title to, and is the owner of, each Receivable sold by the Seller hereunder, and the indebtedness evidenced by each such Receivable is subject to no lien, charge, security interest or encumbrance of any kind or nature and the Seller has the unqualified right to contribute, transfer, convey and assign its ownership interest in each such Receivable and the indebtedness evidenced thereby; the Seller has not made any prior assignment of any Receivable or its rights thereto or thereunder.

               (xv) There are no injunctions, writs, restraining orders or other orders of any nature to which the Seller is subject that would adversely affect the Seller's performance of this Agreement or transaction contemplated thereby.

               (xvi) Seller will treat the transfer of assets contemplated herein as a sale for federal income tax, reporting and accounting purposes.

               (xvii) If payments are not to be remitted directly to the Servicer, each Obligor of a Receivable will be directed, and will be required to remit payments to, a lockbox or other similar account.

               (xviii) No event has occurred which would adversely affect the ability of the Seller to perform its obligations under this Agreement or the Servicing Agreement and the transactions contemplated thereby.

          (b) The Seller makes the following representations and warranties as to each of the Receivables absolutely assigned hereunder on which representations and warranties the Purchaser relies in acquiring the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date or Funding Date, as the case may be, but shall survive the assignment of the Receivables to the Purchaser and the subsequent conveyance of the Receivables by the Purchaser to the Trustee pursuant to the Pooling Agreement:

               (i) Characteristics of Receivables. Each Receivable (A) has been originated in the United States of America by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business, has been fully and properly executed by the parties thereto,
          (B) has been assigned, together with the security interest in the related Financed Vehicle, by the applicable Dealer to the Seller, under an existing agreement with the Seller, (C) has created or creates a valid, subsisting, and enforceable first priority security interest in favor of the Seller in the related Financed Vehicle, which security interest shall be assigned by the Seller to the Purchaser in accordance with the terms of this Agreement, (D) contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security, (E) is denominated in U.S. dollars and generally provides for level monthly payments that fully amortize the amount financed by maturity and yield interest at the Annual Percentage Rate and (F) the Seller has no reason to believe that the Receivable is due from an Obligor which is not a citizen of the United States.

               (ii) Schedule of Receivables. The information set forth in Exhibit B to this Agreement is true and correct in all material respects as of the close of business on the Cutoff Date, no selection procedures believed to be adverse to the Purchaser have been utilized in selecting the Receivables and the geographic distribution of the Obligors with respect to the Receivables absolutely assigned hereunder or the credit quality characteristics of the Receivables absolutely assigned to the Purchaser hereunder are not materially different from the Seller's existing portfolio. The information on the computer tape regarding the Receivables made available to the Purchaser and its assigns is true and correct in all material respects.

               (iii)  Form  of   Receivables.   Each  of  the   Receivables   is
          substantially in a form approved for use in the applicable state in which it was originated.

               (iv) Compliance with Law. Each Receivable and the sale of the related Financed Vehicle complied at the time it was originated or made, and on the Closing Date does comply, in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including, without limitation, usury laws, the Fair Credit Reporting Act, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the applicable Consumer Credit Act, State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

               (v) Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the owner thereof in accordance with its terms.

               (vi) No Government Obligor. The Receivable is not due from the United States of America or any State or from any agency, department or instrumentality of the United States of America or any state.

               (vii) Security Interest in Financed Vehicle. Immediately prior to the assignment thereof, the Receivable was secured by a first priority security interest in the Financed Vehicle in favor of the Seller as secured party, or all necessary and appropriate actions have been commenced that would result in the valid perfection of a first priority security interest in the Financed Vehicle in favor of the Seller upon completion of processing by the applicable state agency, and the Seller has a clear legal right to repossess the Financed Vehicle upon the occurrence of certain matters including non-payment under the Receivable.

               (viii) Receivables in Force. The Receivable has not been satisfied, subordinated or rescinded, nor has the related Financed Vehicle been released from the lien granted by such Receivable in whole or in part.

               (ix) No Waiver. No provision of the Receivable has been waived, impaired, altered or modified in any respect, except to the extent permitted in accordance with the Servicing Agreement, the substance of which is reflected in the Schedule of Receivables as it relates to the information included thereon.

               (x) No Amendments. The Receivable has not been amended such that either the original Receivable Balance was modified or reduced or the number of the originally scheduled due dates have been increased except to the extent permitted in accordance with the Servicing Agreement.

               (xi) No Defenses. No right of rescission, recoupment, setoff, counterclaim or defense has been asserted or threatened with respect to the Receivable.

               (xii) No Liens. No Liens or claims have been filed for work, labor or materials relating to the related Financed Vehicle that would be Liens prior to, or equal or pari passu with, the security interest in such Financed Vehicle granted by the related Obligor pursuant to the Receivable.

               (xiii) No Default. Except for payment delinquencies continuing for a period of not more than 30 days as of the applicable Cutoff Date, no default, breach, violation or event permitting acceleration under the terms of the Receivable has occurred; and no continuing condition that, with notice or the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of the Receivable has arisen, and the Seller has not waived any of the foregoing. As of the date hereof, the Seller has no knowledge that such Receivable would not be paid in full, other than the fact that the Obligor thereof is not a prime credit.

               (xiv) Origination Date. All of the Receivables absolutely assigned hereunder have been originated on or before the applicable Cutoff Date. Each Receivable has a Scheduled Payment due once per calendar month.

               (xv) Insurance. In connection with the purchase of the Receivable, the Seller required the related Dealer to furnish evidence that has been verified by the Seller that the related Financed Vehicle was covered by a comprehensive and collision policy subject to a deductibility not in excess of $500 (i) naming the Seller as a loss payee and (ii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage.

               (xvi) Title. It is the intention of the Seller that the assignment herein contemplated constitute an absolute assignment of the Receivables from the Seller to the Purchaser and that the beneficial interest in and title to the Receivables not be part of the estate of the Seller in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. Except with respect to any security interest which has been released in connection with the assignment of the Receivable hereunder, the Receivable has not been sold, transferred, assigned or pledged by the Seller to any Person other than the Purchaser. Except with respect to Liens of warehouse providers that will be removed immediately prior to the assignment herein contemplated, the Seller had good and marketable title to the Receivable free and clear of all Liens and, immediately upon the transfer thereof, the Purchaser will have good and marketable title to such Receivable, free and clear of all Liens, except any Lien which will be released prior to assignment hereunder and the Lien created by the Pooling Agreement; and the security interest in the Receivable has been validly perfected under the UCC and other applicable law, if any.

               (xvii) Lawful Assignment. The Receivable has not been originated in, nor is it subject to the laws of, any jurisdiction under which the assignment or conveyance of such Receivable under this Agreement or under the Pooling Agreement would be unlawful, void or voidable.

               (xviii) All Filings Made. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Purchaser a first perfected ownership interest in the Receivables have been made.

               (xix) One Original. There is only one original executed copy of the Contract evidencing such Receivable.

               (xx) Maturity of Receivables. At origination, the Receivable had a term of no more than 60 payments, such Receivable calls for even monthly payments, is fully amortizing and the final Scheduled Payment on such Receivable is due on or before February 15, 2002.

               (xxi) Annual Percentage Rate. The Receivable has an Annual Percentage Rate of at least 17%.

               (xxii) Outstanding Receivable Balance; Down Payment. The Receivable has an outstanding balance of at least $1,000 and no more than $35,000, and the related Obligor has paid the entire amount of the down payment required in the Seller's underwriting policies.

               (xxiii)   Financing.   The   Receivable  is  a  Simple   Interest
          Receivable.

               (xxiv) Bankruptcy Proceeding. The Receivable was not noted, as of the applicable Cutoff Date, in the Seller's records as a dischargeable debt under a bankruptcy proceeding, and the Receivable has not been reduced or discharged in any bankruptcy proceeding.

               (xxv)  Chattel   Paper,   Valid  and  Binding.   The   Receivable
          constitutes "chattel paper" as defined in the UCC and is legal, valid and binding in accordance with its terms.

               (xxvi) State of Origination. At the time of origination, the Obligor of the Receivable was located in one of the following States:
          Colorado, Georgia, Illinois, Iowa, Indiana, Kansas, Kentucky, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, Ohio, Oklahoma, Pennsylvania, Tennessee, Texas and West Virginia or such other state as may be agreed upon between the Seller and the Purchaser (with the consent of the Placement Agent).

               (xxvii) No Future Advances to Obligor. The full principal amount of the Receivable has been advanced to the Obligor or advanced in accordance with the directions of such Obligor, and there is no requirement for future advances thereunder. The Obligor with respect to the Receivable does not have any options under the Receivable to borrow from any Person additional funds secured by the Financed Vehicle. The Receivable Balance of each Receivable as of the Closing Date or Funding Date, as the case may be, is fully secured by the related Financed Vehicle.

               (xxviii)  Underwriting   Guidelines.   The  Receivable  has  been
          originated in accordance with the underwriting guidelines of the Seller.

               (xxix)  Resident  Obligor.   The  Obligor  with  respect  to  the
          Receivable is legally residing in the United States.

               (xxx) Receivable Balance. The Receivable does not have a Receivable Balance which includes capitalized interest, physical damage insurance or late charges and no Receivable has a Receivable Balance exceeding 0.1% of the Aggregate Receivable Balance.

               (xxxi) Servicing. At the Cutoff Date, the Receivable was being serviced by the Seller.

               (xxxii) Original Principal Amount. The original principal amount of the Receivable was not more than (A) with respect to a new Financed Vehicle, 120% of the manufacturer's suggested retail price or, (B) with respect to a used Financed Vehicle, 115% of the retail value of the Financed Vehicle at the time of origination of the Receivable as set forth in the NADA Used Car Guide for the appropriate region plus add-ons, taxes, warranty and credit life insurance.

               (xxxiii) Agreement. The representations and warranties of the Seller in this Agreement are true.

               (xxxiv)   No   Proceedings.   There   are   no   proceedings   or
          investigations pending, or, to the knowledge of the Seller, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties: (A) asserting the invalidity, illegality or lack of enforceability of the Receivable; (B) seeking to prevent the enforcement of the Receivable; (C) seeking any determination or ruling that might materially and adversely affect the payment on or enforceability of the Receivable or (D) relating to the bankruptcy or insolvency of the related Obligor.

               (xxxv) Collection Procedures. The collection practices utilized by any Person servicing the Receivable in seeking payment under the documentation evidencing such Receivable have been in accordance with the Seller's collection policies and are in all respects legal and customary in the automobile loan servicing business.

               (xxxvi) No Litigation. The Receivable has not been in litigation or restructured.

               (xxxvii) No Charge Off. The Receivable has not been charged off for accounting purposes by the Seller.

               (xxxviii) Normal Procedures. Each Receivable has been originated, serviced and administered pursuant to the Seller's normal credit, administration, collection and charge-off procedures.

               (xxxix) No Fraud, Misrepresentation. No Receivable has been originated with any fraud or misrepresentation.

               (xli) Dealer Agreements. The Dealer that sold such Receivable to the Seller entered into a Dealer Agreement with the Seller and such Dealer Agreement constitutes or, at the time of sale of such Receivable to the Seller, did constitute the entire agreement between the Seller and the related Dealer with respect to the sale of such Receivable to the Seller. Such Dealer Agreement is or, at the time of sale of such Receivable to the Seller, was in full force and effect and is or was, at the time of such sale, the legal, valid and binding obligation of such Dealer; with respect to any Dealer Agreement that remains in effect, there have been no material defaults by such Dealer or by the Seller under such Dealer Agreement; the Seller has fully performed all of its obligations under such Dealer Agreement; the Seller has not made any statements or representations to such Dealer (whether written or oral) inconsistent with any term of such Dealer Agreement; the purchase price (as specified in the applicable Dealer Agreement) for such Receivable has been paid in full by the Seller; there is no other payment due to such Dealer from the Seller for the purchase of such Receivable; such Dealer has no right, title or interest in or to any Receivable; there is no prior course of dealing between such Dealer and the Seller which will affect the terms of such Dealer Agreement.

               (xlii) Obligor Responsibility. The Receivable contains provisions requiring the Obligor (A) to assume all risk of loss or malfunction of the related Financed Vehicle, (B) to maintain liability and collision insurance with respect thereto, (C) to pay all sales, use, property, excise and other similar taxes imposed on or with respect to the related Financed Vehicle and (D) to be liable for all payments required to be made thereunder, without any setoff, counterclaim or defense for any reason whatsoever, subject only to the Obligor's right of quiet enjoyment.

               (xliii) Substitution, etc. The Receivable does not provide for the substitution, exchange or addition of any Financed Vehicle subject to such Receivable.

               (xliv) Assignments. The rights with respect to such Receivable are assignable without the consent of any Person other than consents which will have been obtained on or before the Closing Date or Funding Date, as the case may be.

               (xlv)  Seller  Fulfilled  All  Obligations.  The  Seller has duly fulfilled all obligations to be fulfilled under or in connection with the origination, acquisition and assignment of the Receivable, including, without limitation, giving any notices or consents necessary to effect the conveyance of the Receivable to the Trustee, and has done nothing to impair the rights of the Trustee and the Certificateholders in payments with respect thereto. The Seller has obtained all necessary licenses, permits and charters required to be obtained by the Seller, which failure to obtain would render any portion of the documents executed in connection with the assignment from the Seller to the Purchaser, the conveyance to the Trustee in trust, and the issuance and sale of the Certificates unenforceable or would have a material adverse effect on the Certificateholders.

               (xlvi) Prior Payments. Prior to the Closing Date or Funding Date, as the case may be, the Seller has received at least one Scheduled Payment with respect to the Receivable.

                                   ARTICLE IV

                                   CONDITIONS

     Section 4.01. Conditions to Obligation of the Purchaser. The obligation of the Purchaser to acquire the Receivables is subject to the satisfaction of the following conditions:

          (a) Representations and Warranties True. The representations and warranties of the Seller hereunder shall be true and correct on the Closing Date or Funding Date, as the case may be, with the same effect as if then made, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date or Funding Date, as the case may be.

          (b) Files Marked; Files and Records Owned by Purchaser. The Seller shall, at its own expense, on or prior to the Closing Date or Funding Date, as the case may be, indicate in its files that the Receivables have been absolutely assigned to the Purchaser pursuant to this Agreement and the Seller shall deliver to the Purchaser a Schedule of Receivables certified by the Chairman, the President, a Vice President or the Treasurer of the Seller to be true, correct and complete. Further, the Seller hereby agrees that the computer files and other physical records of the Receivables maintained by the Seller will bear an indication reflecting that the Receivables are owned by the Purchaser.

          (c) Documents to be Delivered by the Seller on or in connection with the Closing Date or Funding Date:

               (i) The Assignment. As of the Closing Date and each Funding Date, the Seller shall execute an Assignment substantially in the form of Exhibit A hereto of the Receivables being absolutely assigned by the Seller on such date (as identified on the Schedule of Receivables attached to such Assignment substantially in the form of Exhibit B hereto) and the security interests in the related Financed Vehicles.

               (ii) Evidence of UCC Filings. On or prior to the Closing Date or Funding Date, as the case may be, the Seller shall provide the Purchaser evidence that the Seller has recorded and filed or will cause to be recorded and filed, at its own expense, (A) UCC-3 termination statements in each jurisdiction in which required by applicable law, to release any prior security interests in the Receivables assigned by the Seller and (B) UCC financing statements in each jurisdiction in which required by applicable law, executed by the Seller, as seller or debtor, and naming the Purchaser, as purchaser or secured party, identifying the Receivables and the other Seller Conveyed Property as collateral, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect the contribution, transfer, assignment and conveyance of such Receivables to the Purchaser. The Seller shall deliver the Perfection UCC's, or other evidence satisfactory to the Purchaser of such filing, to the Trustee within 30 days following the Closing Date or Funding Date, as the case may be, or promptly following such later date as such file-stamped copies, or other evidence is received by or on behalf of the Purchaser.

               (iii) Other Documents. Such other documents as the Purchaser may reasonably request.

          (d) Documents to be Delivered by the Seller in Connection with the Closing Date or Funding Date. No more than ten (10) Business Days following the Closing Date or Funding Date, as the case may be, the Seller shall deliver or cause to be delivered to the Trustee the following documents:

               (i) the sole original counterpart of the Contract evidencing each such Receivable and any and all amendments thereto; and

               (ii) (A) the original certificate of title or copies of correspondence to the appropriate state title registration agency, and all enclosures thereto, for issuance of the original certificate of title or (B) if the appropriate state title registration agency issues a letter or other form of evidence of lien in lieu of a certificate of title, the original lien entry letter or form or copies of correspondence to such state title registration agency, and all enclosures thereto, for issuance of the original lien entry letter or form.

          Such delivery of Custodian Files shall be accompanied by a Certificate of Delivery substantially in the form of Exhibit E hereto; provided, however, that, with respect to the Custodian Files delivered pursuant to this subsection (d) of this Section 4.01, any original certificate of title or other evidence of lien not so delivered to the Trustee due to the fact that such title or other document has not yet been issued by a State title registration agency and delivered to or on behalf of the Seller, shall be delivered by the Seller to the Trustee no later than 120 days following the Closing Date or Funding Date, as the case may be; further provided, however, that for any original certificate of title or other document evidencing the Seller's status as lienholder not so delivered to the Trustee, the Seller shall be deemed to be in breach of its representations and warranties contained in Section 3.02(b) hereof, and such occurrence shall constitute a Repurchase Event pursuant to Section 7.02 hereof.

          (e) Other Transactions. The transactions contemplated by the Pooling Agreement and the Servicing Agreement shall be consummated on the Closing Date.

     Section 4.02. Conditions to Obligation of the Seller. The obligation of the Seller to absolutely assign the Receivables to the Purchaser on the Closing Date or a Funding Date, as the case may be, is subject to the satisfaction of the following conditions:

          (a)  Representations  and  Warranties  True.  The  warranties  of  the
     Purchaser hereunder shall be true and correct on the Closing Date or Funding Date, as the case may be, with the same effect as if then made, and the Purchaser shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date or Funding Date, as the case may be.

          (b) Proceedings. All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Seller, and the Seller shall have received from the Purchaser copies of all documents (including, without limitation, records of minutes of directors' proceedings) relevant to the transactions herein contemplated as the Seller may reasonably have requested.

                                    ARTICLE V

                             COVENANTS OF THE SELLER

     The Seller agrees with the Purchaser as follows:

     Section 5.01. Protection of Right, Title and Interest.

          (a) Filings. The Seller shall cause all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Purchaser in and to the Receivables and the other Seller Conveyed Property to be promptly filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Purchaser hereunder to the Receivables and the other Seller Conveyed Property. The Seller shall deliver or cause to be delivered to or at the direction of the Purchaser, file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recordation, registration or filing. The Purchaser shall cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 5.01(a).

          (b) Name Change. Within fifteen days after the Seller makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the applicable provisions of the UCC or any title statute, the Seller shall give the Purchaser notice of any such change, and, no later than five (5) days after the effective date thereof, the Seller shall file such financing statements or amendments as may be necessary to continue the perfection of the Purchaser's security interest in the Seller Conveyed Property.

     Section 5.02. Other Liens or Interests. Except for the assignments hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any interest in, the Receivables and other Seller Conveyed Property, and the Seller shall defend the right, title, and interest of the Purchaser in, to and under such Receivables and other Seller Conveyed Property against all claims of third parties claiming through or under the Seller; provided, however, that the obligations of the Seller under this Section 5.02 shall terminate upon the termination of the Pooling Agreement.

     Section 5.03. Principal Executive Office. Since its inception, the Seller has maintained and, from the date of this Agreement, shall maintain, its principal executive office in the State of Colorado.

     Section 5.04. Pledge of Proceeds. The Seller has assigned to the Purchaser hereunder, and the Purchaser has conveyed to the Trustee under the Pooling
Agreement for the benefit of the Certificateholders, any and all proceeds received by or on behalf of such Seller as named insured or as an additional insured under any such policy for claims made with respect to any Receivable sold to the Purchaser hereunder and hereby irrevocably appoints the Trustee (such appointment being coupled with an interest) to endorse on behalf of the Seller any drafts issued by any insurer thereunder if not endorsed pursuant to
Section 5.12 hereof.

     Section 5.05. Costs and Expenses. The Seller agrees to pay all reasonable costs and disbursements in connection with the perfection, as against all third parties, of the absolute assignment to the Purchaser of the Seller's right, title and interest in and to the Receivables.

     Section 5.06. No Waiver. The Seller shall not waive any default, breach, violation or event permitting acceleration under the terms of any Receivable.

     Section 5.07. Location of Servicer Files. The Servicer Files, exclusive of the Custodian Files, are to be kept at the Servicer's offices. The Custodian Files are to be kept at the principal executive office of the Trustee or such other office of the Trustee as specified in the Pooling Agreement.

     Section 5.08. Notice to Obligors. The Seller shall deliver or cause to be delivered within 30 days after the Closing Date or Funding Date, as the case may be, by first class mail, postage prepaid, written notice to each Obligor substantially in the form of Exhibit D hereto indicating that the Obligor's related Receivable has been absolutely assigned to the Purchaser and that all payments with respect to such Receivable are required to be paid, on and after the date of receipt of such notice, to the Seller, as Servicer. The Seller shall, on or before the thirty-fifth day following the Closing Date or Funding Date, as the case may be, deliver a written certificate to the Purchaser and the Trustee certifying that the written notice described in the immediately preceding sentence was timely mailed to each Obligor.

     Section 5.09. Sale of Receivables. The Seller will take no action inconsistent with the Purchaser's ownership of the Receivables. If a third party, including a potential purchaser of the Receivables should inquire, the Seller will promptly indicate that ownership of the Receivables has been transferred to the Purchaser.

     Section 5.10. Seller's Records. This Agreement and all related documents describe the assignment of the Receivables and the other Seller Conveyed Property from the Seller as an absolute assignment by the Seller to the Purchaser and evidence the clear intention by the Seller to effectuate an absolute assignment of such Receivables. The financial statements and tax returns of the Seller will disclose that, under generally accepted accounting principles, and for federal income tax purposes, the Seller transferred ownership of the Receivables to the Purchaser.

     Section 5.11. [Reserved].

     Section 5.12. Cooperation by Seller.

          (a) The Seller will cooperate fully and in a timely manner with the Purchaser, the Supervisory Servicer or the Trustee in connection with (i) the filing of any claims with an insurer or any agent of any insurer under any insurance policy affecting an Obligor or any of the Financed Vehicles;
     (ii) supplying any additional information as may be requested by the Purchaser, the Supervisory Servicer, the Trustee or any such agent or insurer in connection with the processing of any such claim; and (iii) the execution or endorsement of any check or draft made payable to the Seller representing proceeds from any such claim. The Seller shall take all such actions as may be requested by the Purchaser, the Supervisory Servicer or the Trustee to protect the rights of the Purchaser or the Trustee on behalf of the Certificateholders in and to any proceeds under any and all of the foregoing insurance policies. The Seller shall not take or cause to be taken any action which would impair the rights of the Purchaser or the Trustee on behalf of the Certificateholders in and to any proceeds under any of the foregoing insurance policies.

          (b) The Seller shall, within one (1) Business Day of receipt thereof, endorse any check or draft payable to the Seller representing insurance proceeds and (i) in the event there are no other payees on such check or draft, deposit such endorsed check or draft, into the Collection Account within one (1) Business Day of receipt thereof; and (ii) in the event such check or draft is also payable to the Trustee, forward, via overnight courier, on behalf of the Certificateholders, to the Trustee such endorsed check or draft. The Seller will hold in trust and remit to the Trustee, any funds received with respect to the Receivables after the applicable Cutoff Date.

                                   ARTICLE VI

                                   [RESERVED]


                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

     Section 7.01. Obligations of Seller. The obligations of the Seller under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable.

     Section 7.02. Repurchase Events. The Seller hereby covenants and agrees to deliver to the Purchaser prompt written notice of the occurrence of a breach of any of the representations and warranties of the Seller contained or deemed to be contained in Section 3.02(b) hereof with respect to a Receivable absolutely assigned hereunder. Upon discovery by any of the Seller, the Depositor, the Trustee or the Servicer of (a) a Nonconforming Receivable or (b) failure to deliver to the Trustee either (i) any document required to be included in the Custodian File, or (ii) the Perfection UCCs, pursuant to Section 7.18 of the Pooling Agreement, the party discovering such breach or failure to deliver shall give prompt written notice to each of the other foregoing parties. Except as specifically provided in the Servicing Agreement or Pooling Agreement, neither the Supervisory Servicer nor the Trustee has any obligation to review or monitor the Seller Conveyed Property for compliance with representations and warranties or delivery requirements. If (i) the breach of representations or warranties causing such Receivable to be a Nonconforming Receivable shall not have been (A) cured within 30 days following notice thereof or (B) waived by the Trustee with Certificateholder Approval within thirty days following notice thereof or (ii) the failure to deliver to the Trustee the Custodian File documents or the Perfection UCCs shall not have been cured within seven calendar days following notice thereof, the Purchaser shall upon receipt of the Repurchase Price therefor, assign to the Seller the Receivable and the other items of the related Seller Conveyed Property affected by such breach or failure to deliver within five Business Days following the earlier of (i) the end of the cure period, if any, and (ii) the receipt and deposit into the Collection Account by the Servicer of the Repurchase Price with respect to a Nonconforming Receivable or failure to deliver the documents described above. Any such Receivable so removed shall not be deemed to be a Defaulted Receivable for purposes of this Section
7.02. The Purchaser shall be entitled to enforce the obligations of the Seller and the applicable Dealer to repurchase such Receivables hereunder and under the respective Dealer Agreement and the Trustee is authorized, pursuant to the Pooling Agreement, to take action on behalf of the Purchaser to enforce the obligations of the Seller and the applicable Dealer to repurchase such Receivables hereunder and under the respective Dealer Agreement.

     The obligations of the Seller and the Purchaser to (i) remove any Receivable and the other related items of the Seller Conveyed Property and (ii) remit or cause the applicable Dealer to remit the Repurchase Price with respect to a Nonconforming Receivable or as to which a failure to deliver has occurred and is continuing shall constitute the sole remedy, except for the indemnification provisions expressly set forth herein, in the Pooling Agreement and in the Servicing Agreement, against the Seller and the Purchaser for such breach, failure to deliver or non-payment available to the Trustee or the Certificateholders.

     Section 7.03. Purchaser's Assignment of Repurchased Receivables. With respect to any Receivable repurchased by the Seller pursuant to this Agreement, the Purchaser shall assign, without recourse, representation or warranty, to the Seller all the Purchaser's right, title and interest in and to such Receivable, and all security and documents relating thereto.

     Section 7.04. Subsequent Conveyance. The Seller acknowledges that the Purchaser will convey the Receivables and the other Seller Conveyed Property, along with the Purchaser's rights and benefits hereunder, to the Trustee pursuant to the terms of the Pooling Agreement, and that the terms and provisions hereof are intended to benefit the Certificateholders. The Seller hereby consents to such conveyance.

     Section 7.05. Amendment. This Agreement may be amended, restated or supplemented from time to time by a written agreement duly executed and delivered by the Seller and the Purchaser, but only with the prior written consent of the Trustee.

     Section 7.06. Waivers. No failure or delay on the part of the Purchaser in exercising any power, right or remedy under this Agreement or an Assignment shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. Any waiver of the terms and provisions hereof must be in writing and must be consented to in writing by the Trustee.

     Section 7.07. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered personally or mailed by first-class registered or certified mail, postage prepaid, or by telephonic facsimile transmission and overnight delivery service, postage prepaid, to any party at its address shown in the opening portion of this Agreement or at such other address as may be designated by it by notice to the other party and shall be deemed given when so delivered, or if mailed.

     Section 7.08. Costs and Expenses. The Seller shall pay all expenses, including fees and expenses of counsel, incident to the performance of its obligations under this Agreement and the Seller agrees to pay all reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees, in connection with the enforcement of any obligation of the Seller hereunder. The Purchaser shall pay all expenses, including fees and expenses of counsel, incident to the performance of its obligations under this Agreement.

     Section 7.09. Representations. The respective agreements, representations, warranties and other statements by the Seller and the Purchaser set forth in or made pursuant to this Agreement shall remain in full force and effect and will survive the Closing Date or Funding Date, as the case may be, under Section 2.02 hereof.

     Section 7.10. Confidential Information. The Purchaser agrees that it will neither use nor disclose to any person the names and addresses of the Obligors, except in connection with the enforcement of the Purchaser's rights hereunder, under the Receivables, or any agreement relating to the Receivables or as required by law.

     Section 7.11. Headings and Cross-References. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to Section names or numbers are to such Sections of this Agreement.

     Section 7.12. Governing Law. This Agreement and the Assignment shall be governed by and construed in accordance with the internal laws of the State of Colorado.

     Section 7.13. Counterparts. This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     Section 7.14. No Bankruptcy Petition Against the Purchaser. The Seller agrees that, prior to the date that is one year and one day after the payment in full of all amounts payable with respect to the Certificates, it will not institute against the Purchaser, or join any other Person in instituting against the Purchaser, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under the laws of the United States or any state of the United States. This Section 7.14 shall survive the termination of the Pooling Agreement.

     Section 7.15. Third Party Beneficiaries. This Agreement shall inure to the benefit of the Purchaser, the Trustee, the Certificateholders and their respective successors and assigns. Without limiting the generality of the foregoing, all representations, covenants and agreements in this Agreement which expressly confer rights upon the Purchaser, the Trustee or the Certificateholders shall be for the benefit of and run directly to the Purchaser, the Trustee, the Certificateholders and the Purchaser, the Trustee and the Certificateholders shall be entitled to rely on and enforce such representations, covenants and agreements to the same extent as if it were a party hereto.

     IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first above written.


                                       WESTERN FIDELITY FUNDING, INC., as Seller


                                       By /s/ Gene E. Osborn
                                          -------------------------------------
                                          Gene E. Osborn, President


                                       WESTERN FIDELITY FINANCE, INC., as
                                       Purchaser


                                       By: /s/ Gene E. Osborn
                                           ------------------------------------
                                           Gene E. Osborn, President

                                    EXHIBIT A

                                   ASSIGNMENT


     For value received in the form of [common stock] [cash] , in accordance with the terms of the Transfer and Assignment Agreement dated as of December 30, 1996 (the "Transfer and Assignment Agreement") by and between Western Fidelity Funding, Inc., as seller (the "Seller"), and Western Fidelity Finance, Inc., as purchaser (the "Purchaser"), the undersigned does hereby contribute, assign, transfer and otherwise convey unto the Purchaser, without recourse, a 100% interest in and to (i) the Receivables identified on the Receivables Schedule and all moneys received thereon, with respect to the Receivables, on and after the respective Cutoff Date (except for interest accrued and actually received from the Cutoff Date through the [Closing Date][Funding Date] which will be withdrawn from the Revenue Fund, to the extent contained therein, and paid to the Seller), (ii) a security interest in the Financed Vehicles granted by the Obligors pursuant to such [Subsequent] Receivables and the certificate of title to such Financed Vehicles; (iii) the interest of the Seller in any proceeds from claims on any physical damage, credit life, or other insurance policies covering the Financed Vehicles or the Obligors from the applicable Cutoff Date; (iv) any property (including the right to receive future Liquidation Proceeds) that shall secure a [Subsequent] Receivable, (v) all right, title and interest of the Seller in and to any recourse against any Dealer pursuant to the applicable Dealer Agreement, (vi) the original Contracts evidencing the Receivables, and
(vii) the proceeds of any and all of the foregoing. The foregoing contribution, assignment, transfer and conveyance does not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the undersigned to the Obligors, insurers or any other person in connection with the [Subsequent] Receivables, Servicer Files (as defined in the Servicing Agreement), any insurance policies or any agreement or instrument relating to any of them.

     This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Transfer and Assignment Agreement and is to be governed by the Transfer and Assignment Agreement.

     Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Transfer and Assignment Agreement.

     IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of ______________, 199__.

                                           WESTERN FIDELITY FUNDING, INC.


                                           By
                                              ---------------------------------
                                              Gene E. Osborn, President




                                                              EXHIBIT B

                                                       SCHEDULE OF RECEIVABLES

                                                                                                                  Next
Loan            Original          Monthly                        Current           PMTS           Interest        Payment
Number          Principal         Payment          Term          Principal         Left           Rate            Date
-----------------------------------------------------------------------------------------------------------------------------------
















Contract                                                  New
Date            Make          Model        Year           Used
--------------------------------------------------------------------------------





                                    EXHIBIT C

                                   [Reserved]


















                                      C-1-1

                                    EXHIBIT D

                           FORM OF NOTICE TO OBLIGORS

                   Re:       Loan Number:

Dear               :
    ---------------

     You are hereby notified that Western Fidelity Funding, Inc. ("Seller") has absolutely assigned its interest in the above-referenced loan (the "Loan") to Western Fidelity Finance, Inc. (the "Purchaser") and the Purchaser has
absolutely assigned its interest in the Loan to Texas Commerce Bank National Association, as trustee of the Western Fidelity Receivables Trust 1996-A (the "Trust"). Western Fidelity Funding, Inc. (the "Servicer") will continue to service this Loan on behalf of the Trust. Unless you are otherwise notified by the Purchaser or the Servicer, you should direct all payments and inquiries to:

                          Western Fidelity Funding, Inc.
                          4704 Harlan Street, Suite 260
                          Denver, Colorado 80212


Date:                                         WESTERN FIDELITY FUNDING, INC.
     --------------

                                              By ------------------------------
                                              Name:----------------------------
                                              Title:---------------------------

                                    EXHIBIT E

                         FORM OF CERTIFICATE OF DELIVERY


     In connection with the absolute assignment of certain auto loan receivables to Western Fidelity Finance, Inc. (the "Purchaser") the undersigned, as seller (the "Seller"), hereby certifies that the documents listed below are included in the Custodian Files (as defined below) delivered to Texas Commerce Bank National Association, as trustee ("Trustee") pursuant to the terms of that certain Pooling and Servicing Agreement dated as of December 30, 1996 by and between the Purchaser and the Trustee (the "Pooling Agreement") for each of the Receivables listed on the attached Receivables Schedule. Unless otherwise defined herein, capitalized terms have the meanings set forth in the Pooling Agreement.

          (a) the sole original counterpart of the Contract evidencing each such Receivable and any and all amendments thereto; and

          (b) (i) the original certificate of title or copies of correspondence to the appropriate State title registration agency, and all enclosures thereto, for issuance of the original certificate of title or (ii) if the appropriate state title registration agency issues a letter or other form of evidence of lien in lieu of a certificate of title, the original lien entry letter or form or copies of correspondence to such state title registration agency, and all enclosures thereto, for issuance of the original lien entry letter or form (collectively, the "Custodian Files");

                                           WESTERN FIDELITY FUNDING, INC.



Date:             , 199                    By -------------------------------
     -------------     --                  Name:-----------------------------
                                           Title:----------------------------

                                    EXHIBIT F

                            FORM OF DEALER AGREEMENT
















                                       F-1